SECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: October 28, 2014	U.S. $215,000.00

FOR VALUE RECEIVED, saleen automotive, inc., a Nevada corporation (“Borrower”), promises to pay to typenex Co-investment, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $215,000.00 and any interest, fees, charges, and late fees on the date that is twelve (12) months after the Purchase Price Date (as defined below) (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (as defined below) (including all Tranches (as defined below), both Conversion Eligible Tranches (as defined below) and Subsequent Tranches (as defined below) that have not yet become Conversion Eligible Tranches) at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Secured Convertible Promissory Note (this “Note”) is issued and made effective as of October 28, 2014 (the “Effective Date”). For purposes hereof, the “Outstanding Balance” of this Note means, as of any date of determination, the Purchase Price (as defined below), as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion, offset, or otherwise, plus any original issue discount (“OID”), the Transaction Expense Amount (as defined below), accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions (as defined below), and any other fees or charges (including without limitation late charges) incurred under this Note. This Note is issued pursuant to that certain Securities Purchase Agreement dated October 28, 2014, as the same may be amended from time to time (the “Purchase Agreement”), by and between Borrower and Lender. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. Certain other capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $10,000.00. In addition, Borrower agrees to pay $5,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note shall be $200,000.00 (the “Purchase Price”), computed as follows: $215,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by delivery to Borrower at Closing of the Investor Notes and a wire transfer of immediately available funds in the amount of the Initial Cash Purchase Price (as defined in the Purchase Agreement). For purposes hereof, the term “Purchase Price Date” means the date the Initial Cash Purchase Price is delivered by Lender to Borrower.

Notwithstanding any other provision contained in this Note, the conversion by Lender of any portion of the Outstanding Balance shall only be exercisable in six (6) tranches (each, a “Tranche”), consisting of (i) an initial Tranche in an amount equal to $83,750.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the “Initial Tranche”), and (ii) five (5) additional Tranches, each in the amount of $26,250.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (each, a “Subsequent Tranche”). The Initial Tranche shall correspond to the Initial Cash Purchase Price, $3,750.00 of the OID and the Transaction Expense Amount, and may be converted any time subsequent to the Purchase Price Date. The first Subsequent Tranche shall correspond to Investor Note #1 and $1,250.00 of the OID, the second Subsequent Tranche shall correspond to Investor Note #2 and $1,250.00 of the OID, the third Subsequent Tranche shall correspond to Investor Note #3 and $1,250.00 of the OID, the fourth Subsequent Tranche shall correspond to Investor Note #4 and $1,250.00 of the OID, and the fifth Subsequent Tranche shall correspond to Investor Note #5 and $1,250.00 of the OID. Lender’s right to convert any portion of any of the Subsequent Tranches is conditioned upon Lender’s payment in full of the Investor Note corresponding to such Subsequent Tranche (upon the satisfaction of such condition, such Subsequent Tranche becomes a “Conversion Eligible Tranche”). For the avoidance of doubt, subject to the other terms and conditions hereof, the Initial Tranche shall be deemed a Conversion Eligible Tranche as of the Purchase Price Date for all purposes hereunder and may be converted in whole or in part at any time subsequent to the Purchase Price Date, and each Subsequent Tranche that becomes a Conversion Eligible Tranche may be converted in whole or in part at any time subsequent to the first date on which such Subsequent Tranche becomes a Conversion Eligible Tranche. For all purposes hereunder, Conversion Eligible Tranches shall be converted (or redeemed, as applicable) in order of the lowest- numbered Conversion Eligible Tranche. At all times hereunder, the aggregate amount of any costs, fees or charges incurred by or assessable against Borrower hereunder, including, without limitation, any fees, charges or premiums incurred in connection with an Event of Default (as defined below), shall be added to the lowest-numbered then-current Conversion Eligible Tranche.

1. Payment; Prepayment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (y) that Borrower is exercising its right to prepay this Note, and (z) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash (the “Optional Prepayment Amount”) equal to 125% (the “Prepayment Premium”) multiplied by the then Outstanding Balance of this Note. In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

2. Security. This Note is secured by that certain Security Agreement of even date herewith, as the same may be amended from time to time (the “Security Agreement”), executed by Borrower in favor of Lender encumbering the Investor Notes, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3. Conversion.

3.1. Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Conversion (the “Conversion Price”) shall be the higher of (a) $0,001 (the “Floor”) or (b) 65% (the “Conversion Factor”) of the average of the three (3) lowest VWAPs in the twenty (20) Trading Days immediately preceding the applicable Conversion, provided that if at any time the average of the three (3) lowest VWAPs in the twenty (20) Trading Days immediately preceding any date of measurement is below $0.02, then in such event the then-current Conversion Factor shall be reduced by 5% for all future Conversions (subject to other reductions set forth in this section). Additionally, if at any time after the Effective Date, Borrower is not DWAC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Conversions. If at any time after the Effective Date, the Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by an additional 5% for all future Conversions. Finally, in addition to the Default Effect, if any Major Default occurs after the Effective Date, the Conversion Factor shall automatically be reduced for all future Conversions by an additional 5% for each of the first three (3) Major Defaults that occur after the Effective Date (for the avoidance of doubt, each occurrence of any Major Default shall be deemed to be a separate occurrence for purposes of the foregoing reductions in Conversion Factor, even if the same Major Default occurs three (3) separate times). For example, the first time Borrower is not DWAC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 65% to 60% for purposes of this example. Following such event, the first time the Conversion Shares are no longer DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 60% to 55% for purposes of this example. If, thereafter, there are three (3) separate occurrences of a Major Default pursuant to Section 4.1(i), then for purposes of this example the Conversion Factor would be reduced by 5% for the first such occurrence, and so on for each of the second and third occurrences of such Major Default. In no case shall the Conversion Factor be reduced below 40%.

3.2. Conversions. Lender has the right at any time after the Purchase Price Date until the Outstanding Balance has been paid in full, including without limitation until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice), at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0,001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Notwithstanding the foregoing, in the event the Conversion Price would be less than $0,001 but for the Floor, instead of delivering Conversion Shares to Lender with respect to such Conversion, Borrower shall be required to deliver to Lender an amount in cash equal to the number of Conversion Shares deliverable with respect to the applicable Conversion multiplied by the VWAP of the Common Stock on the date the applicable Conversion Notice is delivered to Borrower. Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below within three (3) Trading Days of Lender’s delivery of the Conversion Notice to Borrower.

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (i) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; or (ii) Borrower shall fail to deliver any Conversion Shares in accordance with the terms hereof; or (iii) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (iv) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) Borrower shall make a general assignment for the benefit of creditors; or (vi) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against Borrower; or (viii) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, other than those specifically set forth in this Section 4.1; or (ix) Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC or shall fail to timely file all required quarterly and annual reports and any other filings that are necessary to enable Lender to sell Conversion Shares pursuant to Rule 144; or (x) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (xi) the occurrence of a Fundamental Transaction without Lender’s prior written consent; or (xii) Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement; or (xiii) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; or (xiv) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; or (xv) Borrower shall fail to deliver to Lender original signature pages to all Transaction Documents within five (5) Trading Days of the Purchase Price Date; or (xvi) Borrower is not DWAC Eligible.

4.2. Remedies. Upon the occurrence of any Event of Default, Borrower shall within one (1) Trading Day deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to Lender. At any time and from time to time after the earlier of Lender’s receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined hereafter). Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (as defined below) (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). For purposes hereof, the “Default Effect” is calculated by multiplying the Conversion Eligible Outstanding Balance as of the date the applicable Event of Default occurred by (i) 15% for each occurrence of any Major Default, or (ii) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 4.1(ii) hereof. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (iii), (iv), (v), (vi) or (vii) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. The “Mandatory Default Amount” means the greater of (i) the Outstanding Balance (including all Tranches, both Conversion Eligible Tranches and Subsequent Tranches that have not yet become Conversion Eligible Tranches) divided by the Conversion Price (as defined below) on the date the Mandatory Default Amount is demanded, multiplied by the volume weighted average price (the “VWAP”) on the date the Mandatory Default Amount is demanded (subject to a limit of $0,001), or (ii) the Default Effect. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”). Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Conversion in cash instead of Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Conversion Shares set forth in the applicable Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

4.3. Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements (as defined below) shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations. For the avoidance of doubt, all existing and future loan transactions between Borrower and Lender and their respective affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset (except as set forth in Section 18 below), deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice, as applicable (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice, as applicable), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

9. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Sections 2 and 8, Lender, at any time prior to selling ail of those Conversion Shares, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the Outstanding Balance (any returned Conversion Amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the fourth Trading Day (inclusive of the day of the Conversion), a late fee equal to the greater of (a) $500.00 per day and (b) 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the third Trading Day (inclusive of the day of the Conversion) until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”). For illustration purposes only, if Lender delivers a Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Date such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Sale Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of the Note until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Conversion Share Value).

10. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the reasonable costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

12. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

13. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

14. Resolution of Disputes.

14.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions set forth as an Exhibit to the Purchase Agreement.

14.2. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculations (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

15. Cancellation. After repayment or conversion of the entire Outstanding Balance this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

16. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

17. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

18. Offset Rights. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Investor Notes that, under certain circumstances, permits Lender to

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

SALEEN AUTOMOTIVE, INC.
By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

Al. “Approved Stock Plan” means any stock option plan which has been approved by the board of directors of Borrower, pursuant to which Borrower’s securities may be issued to any employee, officer or director for services provided to Borrower.

A2. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in “OTC Pink” by Pink OTC Markets Inc. (formerly Pink Sheets LLC), and any successor thereto. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. “Conversion Eligible Outstanding Balance” means the Outstanding Balance of this Note less the sum of the outstanding balances of each Subsequent Tranche that has not yet become a Conversion Eligible Tranche (i.e., Lender has not yet paid the outstanding balance of the Investor Note that corresponds to such Subsequent Tranche).

A4. “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Sale Price of the Common Stock on the Delivery Date for such Conversion.

A5. “DTC” means the Depository Trust Company.

A6. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A7. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

A8. “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

A9. “DWAC Eligible” means that (i) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) Borrower has been approved (without revocation) by the DTC’s underwriting department, (iii) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (iv) the Conversion Shares are otherwise eligible for delivery via DWAC; (v) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (vi) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A10. “Excluded Securities” means any shares of Common Stock, options, or convertible securities issued or issuable in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Purchase Price Date.

All. “Fundamental Transaction” means that (y) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any

Attachment 1 to Secured Convertible Promissory Note, Page 1

EXHIBIT A

Typenex Co-Investment, LLC

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

Date:

Saleen Automotive, Inc.

Attn: Steve Saleen

2375 Wardlow Road

Corona, California 92882

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Saleen Automotive, Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on October 28, 2014 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of Conversion: _________

B. Conversion #: _______________

C. Conversion Amount: ________________

D. Conversion Price: _________________

E. Conversion Shares: _________________ (C divided by D)

F. Remaining Outstanding Balance of Note:                                    *

G. Remaining balance of Investor Notes:                                  *

H. Outstanding Balance of Note net of balance of Investor Notes:________________ * (F minus G)

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

The Conversion Amount converted hereunder shall be deducted from the following Conversion Eligible Tranche(s):

Conversion Amount	Tranche No.

Exhibit A to Secured Convertible Promissory Note, Page 1

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

Sincerely,

Lender:

Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

Exhibit A to Secured Convertible Promissory Note, Page 2

EXHIBIT B

Saleen Automotive, Inc.

2375 Wardlow Road

Corona, California 92882

Typenex Co-Investment, LLC	Date:

Attn: John Fife

303 East Wacker Dr., Suite 1200

Chicago, Illinois 60601

NOTICE OF EXERCISE

OF BORROWER OFFSET RIGHT

The above-captioned Borrower hereby gives notice to Typenex Co-Investment, LLC, a Utah limited liability company (the “Lender”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on October 28, 2014 (the “Note”), of Borrower’s election to exercise the Borrower Offset Right as set forth below. In the event of a conflict between this Notice of Exercise of Borrower Offset Right and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Effective Date of Offset:______________ , 201_

B. Amount of Offset: __________________

C. Investor Note(s) Being Offset: _____________

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Notice of Exercise of Borrower Offset Right and such Transaction Documents.

Sincerely,

Borrower:

SALEEN AUTOMOTIVE, INC.

By:
Name:
Title:

Exhibit B to Secured Convertible Promissory Note, Page 1